                                                                     Exhibit 1.1


                                     $110,000,000

                              REALTY INCOME CORPORATION

                               7 3/4% Notes due 2007




                                  PURCHASE AGREEMENT



                                     May 1, 1997

                                  TABLE OF CONTENTS

PURCHASE AGREEMENT     . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
SECTION 1.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .     3
              (a)     REPRESENTATIONS AND WARRANTIES BY THE COMPANY. . . . .     3
                      (i)  Compliance with Registration Requirements . . . .     3
                      (ii)  Incorporated Documents . . . . . . . . . . . . .     4
                      (iii)  Independent Accountants . . . . . . . . . . . .     4
                      (iv)  Financial Statements . . . . . . . . . . . . . .     4
                      (v)  No Material Adverse Change in Business. . . . . .     5
                      (vi)  Good Standing of the Company . . . . . . . . . .     5
                      (vii)  Good Standing of Subsidiaries . . . . . . . . .     5
                      (viii)  Capitalization . . . . . . . . . . . . . . . .     6
                      (ix)  Authorization of Agreement . . . . . . . . . . .     6
                      (x)  Authorization of Common Stock . . . . . . . . . .     6
                      (xi)  Absence of Defaults and Conflicts. . . . . . . .     6
                      (xii)  Absence of Labor Dispute. . . . . . . . . . . .     7
                      (xiii)  Absence of Proceedings . . . . . . . . . . . .     7
                      (xiv)  Accuracy of Exhibits. . . . . . . . . . . . . .     8
                      (xv)  Possession of Intellectual Property. . . . . . .     8
                      (xvi)  Absence of Further Requirements . . . . . . . .     8
                      (xvii)  Possession of Licenses and Permits . . . . . .     8
                      (xviii)  Compliance with Cuba Act. . . . . . . . . . .     9
                      (xix)  Investment Company Act. . . . . . . . . . . . .     9
                      (xx)  Partnership Agreements . . . . . . . . . . . . .     9
                      (xxi)  Properties. . . . . . . . . . . . . . . . . . .     9
                      (xxii)  Insurance. . . . . . . . . . . . . . . . . . .    10
                      (xxiii)  Environmental Matters . . . . . . . . . . . .    11
                      (xxiv)  Qualification as a Real Estate Investment Trust   12
                      (xxv)  Registration Rights . . . . . . . . . . . . . .    12
                      (xxvi)  Tax Treatment of Certain Entities. . . . . . .    13
                      (xxvii)  Indenture . . . . . . . . . . . . . . . . . .    13
                      (xxviii)  Securities . . . . . . . . . . . . . . . . .    13
                      (xxix)  Description of Indenture and Securities. . . .    13
                      (xxx)  Ranking of Securities . . . . . . . . . . . . .    13
                      (xxxi)  Reincorporation. . . . . . . . . . . . . . . .    14
SECTION 2.    SALE AND DELIVERY TO UNDERWRITERS; CLOSING . . . . . . . . . .    14
              (a)     SECURITIES . . . . . . . . . . . . . . . . . . . . . .    14
              (b)     PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .    14
              (c)     DENOMINATIONS; REGISTRATION. . . . . . . . . . . . . .    14
SECTION 3.    COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . .    15
              (a)     COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
                      REQUESTS . . . . . . . . . . . . . . . . . . . . . . .    15
              (b)     FILING OF AMENDMENTS.. . . . . . . . . . . . . . . . .    15
              (c)     RULE 434 . . . . . . . . . . . . . . . . . . . . . . .    15


              (d)     DELIVERY OF REGISTRATION STATEMENTS. . . . . . . . . .    15
              (e)     DELIVERY OF PROSPECTUSES . . . . . . . . . . . . . . .    16
              (f)     CONTINUED COMPLIANCE WITH SECURITIES LAWS. . . . . . .    16
              (g)     BLUE SKY QUALIFICATIONS. . . . . . . . . . . . . . . .    16
              (h)     RULE 158 . . . . . . . . . . . . . . . . . . . . . . .    17
              (i)     USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .    17
              (j)     REPORTING REQUIREMENTS . . . . . . . . . . . . . . . .    17
SECTION 4.    PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . . .    17
              (a)     EXPENSES . . . . . . . . . . . . . . . . . . . . . . .    17
              (b)     TERMINATION OF AGREEMENT . . . . . . . . . . . . . . .    17
SECTION 5.    CONDITIONS OF UNDERWRITERS' OBLIGATIONS. . . . . . . . . . . .    17
              (a)     EFFECTIVENESS OF REGISTRATION STATEMENT. . . . . . . .    18
              (b)     OPINIONS OF COUNSEL FOR COMPANY. . . . . . . . . . . .    18
              (c)     OPINION OF COUNSEL FOR UNDERWRITERS. . . . . . . . . .    18
              (d)     OFFICERS' CERTIFICATE. . . . . . . . . . . . . . . . .    18
              (e)     ACCOUNTANT'S COMFORT LETTER. . . . . . . . . . . . . .    19
              (f)     BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . .    19
              (g)     RATING REQUIREMENT.  . . . . . . . . . . . . . . . . .    19
              (h)     FOURTH AMENDMENT TO ACQUISITION CREDIT AGREEMENT.. . .    19
              (i)     ADDITIONAL DOCUMENTS.. . . . . . . . . . . . . . . . .    19
              (j)     TERMINATION OF AGREEMENT . . . . . . . . . . . . . . .    19
SECTION 6.    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .    20
              (a)     INDEMNIFICATION OF UNDERWRITERS. . . . . . . . . . . .    20
              (b)     INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS . .    21
              (c)     ACTIONS AGAINST PARTIES; NOTIFICATION. . . . . . . . .    21
              (d)     SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE . .    22
SECTION 7.    CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . .    22
SECTION 8.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
              DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
SECTION 9.    TERMINATION OF AGREEMENT.. . . . . . . . . . . . . . . . . . .    23
              (a)     TERMINATION; GENERAL . . . . . . . . . . . . . . . . .    23
              (b)     LIABILITIES. . . . . . . . . . . . . . . . . . . . . .    24
SECTION 10.   DEFAULT BY ONE OR MORE OF THE UNDERWRITERS . . . . . . . . . .    24
SECTION 11.   NOTICES                                                           25
SECTION 12.   PARTIES                                                           25
SECTION 13.   GOVERNING LAW AND TIME . . . . . . . . . . . . . . . . . . . .    25
SECTION 14.   EFFECT OF HEADINGS AND TABLE OF CONTENTS . . . . . . . . . . .    25

                                     $110,000,000

                              REALTY INCOME CORPORATION
                               (a Delaware corporation)

                                7 3/4% Notes due 2007

                                  PURCHASE AGREEMENT

                                                                    May 1, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
SALOMON BROTHERS INC
   as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
  North Tower
  World Financial Center
  New York, New York 10281-1209

Dear Sirs:

    Realty Income Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Donaldson Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and Salomon Brothers Inc are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $110,000,000 aggregate principal amount of the Company's 7 3/4% Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of May 6, 1997 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-95374) and Amendment No. 1 thereto covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), in each case including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus supplement and prospectus in accordance with the provisions of Rule 415 ("Rule 415") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such Term Sheet that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time the Term Sheet is filed with the Commission pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus, together with any related prospectus supplement, used before such registration statement became effective, and each prospectus, together with the related prospectus supplement, that omitted the Rule 434 Information or that was captioned "Subject to Completion" that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus." Such registration statement, as amended and including the exhibits thereto, schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and, if applicable, including the Rule 434 Information is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The prospectus dated April 18, 1997 and the final prospectus supplement relating to the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities are herein called, collectively, the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus supplement dated April 18, 1997, together with the prospectus dated April 18, 1997 and the Term Sheet and all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the

Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

    All references in this Agreement to properties or improvements "owned by" or "of" the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

    As used in this Agreement, the term "Consolidation" means the merger of 25 limited partnerships (the "Partnerships") and RIC Properties Ltd., a California limited partnership ("RIC Properties"), into the Company on August 15, 1994; "Merger" means the merger of R.I.C. Advisor, Inc., a California corporation (the "Advisor"), into the Company on August 17, 1995; and "Reincorporation" means the proposed reincorporation of the Company in the State of Maryland, which is proposed to be effectuated by merging the Company into Realty Income of Maryland, Inc., a wholly-owned subsidiary of the Company that is a corporation organized under the laws of the State of Maryland (the "Maryland Corporation"), with the Maryland corporation as the surviving corporation of such merger.

    SECTION 1.     REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each Underwriter, as follows:

         (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Original Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Trustee has duly filed with the Commission a Statement of Eligibility on Form T-1 as part of the Registration Statement.

         At the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time, the Original Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date hereof and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

         Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

         (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date hereof and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv) FINANCIAL STATEMENTS. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption "Selected Financial Information" have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

         (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly distributions on the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vii) GOOD STANDING OF SUBSIDIARIES. The only subsidiaries of the Company are Realty Income Texas Properties, L.P., a Delaware limited partnership, Realty Income Texas Properties, Inc., a Delaware corporation, and Realty Income of Maryland, Inc., a Maryland corporation, and the Company does not hold any equity interest in any corporation, limited liability company, partnership, joint venture or entity other than such subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus; each such subsidiary is duly qualified as a foreign partnership or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding partnership interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement or charter or by-laws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party.

         (viii) CAPITALIZATION. The authorized capital stock of the Company and the issued and outstanding capital stock of the Company are as set forth in the line items "Preferred Stock" and "Common Stock" under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).

         (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

         (x) AUTHORIZATION OF COMMON STOCK. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

         (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or its partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein (including the use of the proceeds from the sale of the Securities to repay borrowings under the Revolving Credit Agreement dated as of November 29, 1994, among the Company, the banks named therein and The Bank of New York, as agent, as amended by the First Amendment to the Revolving Credit Agreement, dated as of January 26, 1995, the

    Second Amendment to the Revolving Credit Agreement, dated as of December 4, 1995, the Third Amendment to the Revolving Credit Agreement, dated as of March 7, 1997, and the Fourth Amendment (the "Fourth Amendment") to the Revolving Credit Agreement dated April 28, 1997 (as so amended, the "Acquisition Credit Agreement"), as described in the Prospectus under the caption "Use of Proceeds" but excluding any use of proceeds to fund any property acquisitions or for other general corporate purposes for which specific corporate authorization may be required) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

         (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (xii) ABSENCE OF PROCEEDINGS. The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and, to the best knowledge of the Company, there is no such proceeding now pending or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations under this Agreement, the Indenture or the Securities; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Indenture or the Securities, except such as have been already made or obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations or as may be required under state securities laws.

         (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xvii) COMPLIANCE WITH CUBA ACT. To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

         (xix) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xx) PARTNERSHIP AGREEMENTS. Each of the partnership and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or by-laws or partnership agreement, as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

         (xxi)  PROPERTIES.  Except as otherwise disclosed in the Prospectus:
    (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company's most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect;
    (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise; (iv) to the Company's best knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements; (v) to the Company's best knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations; (vi) to the best knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults (other than defaults in the payment of amounts due under any such lease) that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) to the best knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         (xxii) INSURANCE. The Company and its subsidiaries have title insurance on all real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all properties reflected in the Company's most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original cost of acquisition and (if applicable) construction of such property and improvements (except for certain properties for which the aggregate amount of title insurance is no more than $800,000 less than the aggregate original acquisition price of such properties and except that the Company has not obtained leasehold title insurance with respect to two ground leases relating to two properties with an aggregate appraised value (based on appraisals obtained in connection with the Consolidation) of less than $100,000) and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in an amount not less than 100% of the full replacement cost of the improvements located thereon (exclusive of excavation and foundations and subject to customary deductibles), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company's and its subsidiaries' respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

         (xxiii)  ENVIRONMENTAL MATTERS.  Except as otherwise disclosed in the
    Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries nor any Partnership has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presences of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) to the Company's best knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601
    ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. 6901,
    ET SEQ., the Clean Air Act, 42 U.S.C. 7401, ET SEQ., the Clean Water Act, 33 U.S.C. 1251, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. 2601, ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. 651, ET SEQ., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. "Environment" means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

         (xxiv) QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST. The Company was and is organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a "real estate investment trust"; the Company's method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code; and the Company is qualified as a "real estate investment trust" under the Code and will be so qualified for the taxable year in which sales of the Securities occur.

         (xxv) REGISTRATION RIGHTS. There are no persons with registration or other similar rights (including, without limitation, rights arising under the Registration Rights Agreement dated as of April 28, 1995 (the "RRA") among the Company and certain former shareholders of the Advisor party thereto (the "Shareholders")) to have any securities included in the offering contemplated hereby (assuming the Underwriters do not permit the Shareholders to include any Registrable Securities (as defined below) in the offering contemplated hereby). The names of the Shareholders and each other person, if any, who holds any Registrable Securities (as defined in the RRA) are set forth in Schedule C hereto, and each such person has been notified, in accordance with the RRA, of the offering contemplated by this Agreement and that the Underwriters will not permit them to include any Registrable Securities in the offering contemplated hereby.

         (xxvi) TAX TREATMENT OF CERTAIN ENTITIES. Each of R.I.C. Trade Center, Ltd., Empire Business Center, Ltd., and Silverton Business Center, Ltd., each a California limited partnership (the "Sub-Limited Partnerships"), was, from the time of the Consolidation through and including the time of its merger into the Company, treated as a partnership (rather than as an association taxable as a corporation) for federal income tax purposes. The Company' ownership interests in three properties held through tenancies in common with unrelated third parties (which are the only properties which, since the Consolidation, have been held in tenancies in common with unrelated third parties) have not been, since the Consolidation, and will not be treated as ownership interests in associations taxable as corporations for federal income tax purposes. Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes. Realty Income Texas Properties, Inc., a Delaware corporation, is and has been at all times treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

         (xxvii) INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

         (xxviii) SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

         (xxix) DESCRIPTION OF INDENTURE AND SECURITIES. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

         (xxx) RANKING OF SECURITIES. The Securities rank and will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

         (xxxi) REINCORPORATION. The Reincorporation will be treated as (a) a reorganization under Section 368(a)(1)(F) of the Code or (b) a non-event for federal income tax purposes, and no gain or loss will be recognized by the Company for federal income tax purposes as a result of the Reincorporation.

    (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

    SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

    (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

    (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Latham & Watkins, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626-1925, or at such other place as shall be agreed upon by the Representatives and the Company, at 6:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M., New York City time, on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to an account at a bank designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

    (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New

York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

    SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus, any Term Sheet or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus or term sheet transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus or term sheet, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Original Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) RULE 434. If the Company uses Rule 434, it will comply with the requirements of such Rule.

         (d) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives and counsel for the Underwriters may reasonably request.
    If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

         (e) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

         (f) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (g) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

         (h) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the Indenture, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Securities to the Underwriters,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses of the Trustee, including, if required, the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (xi) any fees payable in connection with the rating of the Securities and (xii) and the fees and expenses of any depositary in connection with holding the Securities in book-entry form.

    (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or
Section 9(a)(i) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

    SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective not later than 5:30 P.M. on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If required by the 1933 Act or the 1933 Act Regulations, the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) and, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 434 and Rule 424(b).

         (b) OPINIONS OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Latham & Watkins, counsel for the Company, and of Michael
    R. Pfeiffer, Vice President, General Counsel and Secretary of the Company, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request pursuant to Section 5(i).

         (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in (i), (v), (vi), (vii), (xv) to (xviii), inclusive, and the antepenultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) OFFICERS' CERTIFICATE. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman or the President of the Company and of the chief financial or chief accounting officer of the

    Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
    Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

         (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letter" to underwriters with respect to the financial statements, and certain financial information contained in the Registration Statement and the Prospectus.

         (f) BRING-DOWN COMFORT LETTER. At Closing Time the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) RATING REQUIREMENT. At the date of this Agreement and at the Closing Time, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc., BBB- by Standard & Poor's Corporation and BBB by Duff & Phelps, and the Company shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

         (h) FOURTH AMENDMENT TO ACQUISITION CREDIT AGREEMENT. Prior to the date of this Agreement, the Representatives shall have received a copy of the Fourth Amendment, executed by the Company and the requisite banks party to the Acquisition Credit Agreement and in form and substance satisfactory to the Representatives.

         (i) ADDITIONAL DOCUMENTS. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
    Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

    SECTION 6.     INDEMNIFICATION.

    (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

    (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

    SECTION 9.  TERMINATION OF AGREEMENT.

    (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or

(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the National Association of Securities Dealers National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, California or New York authorities, or (v) if since the date of this Agreement, there has occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, or such securities rating agency has publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

    (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

    SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

    SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of Paul M. Meurer; notices to the Company shall be directed to it at Realty Income Corporation, 220 West Crest Street, Escondido, California 92025-1725, attention of Legal Department.

    SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 14. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       REALTY INCOME CORPORATION



                                       By: /s/ RICHARD J. VANDERHOFF
                                           ----------------------------------
                                           Richard J. VanDerhoff
                                           President and Chief Operating Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:     /s/   PAUL M. MEURER
    --------------------------------------
          Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

                                      SCHEDULE A


                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                 AMOUNT
          NAME OF UNDERWRITER                                 OF SECURITIES
          -------------------                                 -------------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated. . . . . . . . . . . . . . . . .         $27,500,000
Donaldson, Lufkin & Jenrette Securities Corporation . .          27,500,000
J.P. Morgan Securities Inc. . . . . . . . . . . . . . .          27,500,000
Salomon Brothers Inc. . . . . . . . . . . . . . . . . .          27,500,000
                                                               ------------
          Total . . . . . . . . . . . . . . . . . . . .        $110,000,000
                                                               ------------
                                                               ------------



                                      Sch A - 1

                                      SCHEDULE B


                                    PRICE SCHEDULE
                                    --------------


    1. The initial public offering price for the Securities shall be 99.929% of the principal amount thereof, plus accrued interest from the date of original issuance.

    2. Underwriting discounts and commissions for the Securities shall be .7% of the principal amount thereof. Accordingly, the purchase price to be paid for the Securities by the several Underwriters shall be 99.229% of the principal amount thereof.


                                      Sch B - 1

                                      SCHEDULE C


Holders of Registrable Securities

William E. Clark and Evelyn J. Clark
  Family Trust dated June 19, 1981
Thomas A. Lewis
Richard J. VanDerhoff
Gary M. Malino
John H. Wolfe
Donald K. Cooke
Robert Caffey
Lawrence Stephenson


                                      Sch C - 1

                                                                      Exhibit A



                         FORM OF OPINION OF LATHAM & WATKINS
                       TO BE DELIVERED PURSUANT TO SECTION 5(b)


    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Securities.

    (iii) Based solely on certificates from public officials, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California.

    (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the line items "Preferred Stock" and "Common Stock" under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of options referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights arising by operation of the General Corporation Law of the State of Delaware (the "DGCL") or under the charter or by-laws of the Company or, to the best of our knowledge and information, in violation of preemptive or other similar rights arising under any agreement or instrument to which the Company or any of its subsidiaries is a party.

    (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

    (vi)      The Registration Statement, including any Rule 462(b)
Registration Statement, has been declared effective under the 1933 Act; to the best of our knowledge and information, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

    (vii) The Registration Statement (including any 462(b) Registration Statement and the Rule 434 Information, as applicable), the Prospectus, and each amendment or supplement to the Registration Statement or the Prospectus (in each case excluding the documents incorporated or deemed to be incorporated by reference therein and the financial statements, supporting schedules and other financial data included or incorporated by reference therein and any trustee's Statement of Eligibility on Form T-1
(a "Form T-1"), as to which no opinion need be rendered), as of their respective effective or issue dates (and, if the Company has relied upon Rule 434, the Registration Statement at the time the Term Sheet was filed with the Commission), complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

    (viii) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

    (ix) (A) [omitted] (B) the information in the Prospectus under "Certain Federal Income Tax Considerations" and the information in the Company's 1996 Form 10-K under "Business--Other Items--Taxation of the Company" and "Business--Other Items--Effect of Distribution Requirements," in each case to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by them and is correct in all material respects.

    (x) No authorization, approval, consent or order of any federal or Delaware or California state governmental authority or agency (other than under the 1933 Act, the 1933 Act Regulations and the 1939 Act and 1939 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is required in connection with the due authorization, execution or delivery of the Purchase Agreement, the Indenture or the Securities or for the offering, issuance or sale of the Securities;

    (xi) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities by the Company (including the issuance and sale of the Securities to the Underwriters and the use of the proceeds from the sale of the Securities to repay borrowings under the Acquisition Credit Agreement as described in the Prospectus under the caption "Use of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Acquisition Credit Agreement, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of our knowledge and information, any applicable provision of the DGCL or any applicable provision of any federal or State of California law, statute, administrative regulation or administrative or court decree applicable to the Company.

    (xii) The Company is not an "investment company" or, to the best of our knowledge and information, an entity "controlled" by an "investment company," as any such terms are defined in the 1940 Act.

    (xiii) Commencing with the Company's taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and its proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

    (xiv) Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes. Realty Income Texas Properties, Inc., a Delaware corporation, is and has, at all times during its existence, been treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

    (xv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

    (xvi) The Securities have been duly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

    (xvii)    The Indenture has been qualified under the 1939 Act.

    (xviii)   The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

    (xix)     The Reincorporation will be treated as (a) a reorganization under
Section 368(a)(1)(F) of the Code or (b) a non-event for federal income tax purposes, and no gain or loss will be recognized by the Company for federal income tax purposes as a result of the Reincorporation.

    Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent judgment, check or verification thereof

(except with respect to the opinion set forth in paragraphs (viii), (ix), (xiii), (xiv) and (xviii) hereof), we have, however, participated in conferences with certain officers and other representatives of the Company, representatives of KPMG Peat Marwick LLP and your representatives at which the Registration Statement and the Prospectus (including, in each case, the documents incorporated or deemed to be incorporated by reference therein) and related matters were discussed, and in the course of such conferences (relying in connection with questions of materiality on representations of factual matters of officers and other representatives of the Company), nothing has come to our attention which has led us to believe that the Registration Statement or any amendment thereto (except for the financial statements, supporting schedules and other financial data included therein and any Form T-1, as to which we express no belief), as of the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial data included therein, as to which we express no belief), as of the time the Prospectus was issued or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering such opinion, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

    The matters set forth in (ix)(B), (xiii), (xiv) and (xix) above may be covered in one or more separate legal opinions, which may be subject to such assumptions, limitations and qualifications as shall be satisfactory to counsel for the Underwriters. In particular, the opinions set forth in paragraphs
(ix)(B), (xiii), (xiv) and (xix) above (the "Tax Opinions") may be conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, the Tax Opinions may be based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and Prospectus. The Tax Opinions may state that they relate only to the federal income tax laws of the United States and such counsel need not express any opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The Tax Opinions may state that they are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and that any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus or the Officer's Certificate may affect the conclusions stated therein. Moreover, the Tax Opinions may state that the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by such counsel, and, accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                                                                      Exhibit B

                        FORM OF OPINION OF MICHAEL R. PFEIFFER
                       TO BE DELIVERED PURSUANT TO SECTION 5(b)


    (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

    (ii) The only subsidiaries of the Company are Realty Income Texas Properties, L.P., a Delaware limited partnership, Realty Income Texas Properties, Inc., a Delaware corporation, and Realty Income of Maryland, Inc., a Maryland corporation. Each of Realty Income Texas Properties, L.P. and Realty Income Texas Properties, Inc. has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing under the laws of the State of Delaware, has power and authority as a partnership or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each such subsidiary is duly qualified as a foreign partnership or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and all of the issued and outstanding partnership interests and shares of capital stock, as the case may be, of each of Realty Income Texas Properties, L.P. and Realty Income Texas Properties, Inc. have been duly authorized (if applicable) and validly issued, are fully paid and non-assessable (except to the extent that the general partners of Realty Income Texas Properties, L.P. may be liable for the obligations of such partnership) and, to the best of my knowledge and information, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

    (iii) The information in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 under "Business--Other Items-- Environmental Matters," to the extent that it constitutes matters of law, summaries of legal matters, instruments or agreements or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

    (iv) To the best of my knowledge and information, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or authority, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Purchase Agreement or the performance by the Company of its obligations under the Purchase Agreement, the Indenture or the Securities.

    (v) All descriptions in the Prospectus of leases, contracts and other documents to which the Company or any subsidiary is a party are accurate in all material respects.

    (vi) To the best of my knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

    (vii) To the best of my knowledge and information, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or its partnership agreement, as applicable, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

    (viii) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities (including the issuance and sale of the Securities to the Underwriters and the use of the proceeds from the sale of the Securities to repay borrowings under the Acquisition Credit Agreement as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the partnership agreement or charter or by-laws, as the case may be, of any of its subsidiaries, or, to the best of my knowledge and information, any applicable provision of any law, statute or administrative regulation of the State of California, or, to the best of my knowledge and information, any judgment, order, writ or decree of any government instrumentality or court, domestic or foreign, applicable to the Company or any of its subsidiaries or any of their respective properties, assets or operations.

    In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                        B - 2